Exhibit 10.5

Integrated Pharmaceuticals, Inc.

2002 STOCK PLAN

As Amended Through

November 3, 2004

Background

The Board of Directors of Integrated Pharmaceuticals, Inc., a corporation organized under the laws of the State of Idaho, adopted a 2002 Stock Option Plan at a meeting held on December 16, 2002. On November 21, 2003, the Board of Directors amended the plan to (i) increase the number of shares covered by the Plan from 900,000 to 1,200,000, (ii) permit the issuance of an additional 300,000 shares of Stock under the Plan. On December 12, 2003, the Shareholders of Integrated Pharmaceuticals Inc. approved the 2002 Stock Plan. As of August 28, 2004, the Board of Directors voted to increase the number of shares of stock available under the 2002 Stock Plan to 1,600,000. On November 3, 2004, the Shareholders of Integrated Pharmaceuticals Inc. approved this increase. The Plan provides as follows:

2002 Stock Plan

1. Purpose. The purpose of this Integrated Pharmaceuticals, Inc. 2002 Stock Plan (the "Plan") is to advance the interests of Integrated Pharmaceuticals, Inc. (the "Company") by enhancing the Company's ability to attract and retain employees and other parties who may contribute to the success of the Company or its subsidiary or parent corporations through ownership of the Company's common stock, $0.01 par value per share ("Common Stock").

The Plan accomplishes these goals by enabling the Company to grant stock, incentive stock options ("Incentive Stock Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that do not qualify as Incentive Stock Options ("Nonstatutory Stock Options " or “Nonqualified Stock Option”). Incentive Stock Options and Nonstatutory Stock Options are hereafter individually referred to as an "Option" and collectively referred to as "Options").

2.    Definitions. The following definitions shall apply for the purposes of the Plan:

(a)

"Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the law of descent and distribution to receive such benefits.

(b)	"Board" means the Board of Directors of the Company.

(c)	"Code" means the Internal Revenue Code of 1986, as amended

(d)	"Committee" means the Committee appointed by the Board of Directors in accordance withSection 3 of the Plan.

(e)	"Common Stock" means the common stock of Integrated Pharmaceuticals, Inc.

(f)	"Company" means Integrated Pharmaceuticals, Inc., an Idaho corporation and any successor thereto.

(g)

"Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence authorized in writing by President or a Vice President of the Company prior to its commencement.

(h)	"Employee" means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company.

(i)

“Fair Market Value” per share of Stock as of a particular date means (i) the closing price per share of Stock on the national securities exchange on which the Stock is particularly traded, for the last preceding date on which there was sale of such Stock on such exchange, or (ii) if the share of Stock are not then traded in any such exchange, the average of the closing bid and the asked prices for the share of Stock quoted on the National Market System for the last preceding on which a sale of stock was recorded, or (iii) if the shares of stock are not then traded on a national securities exchange, such value as the Board or Committee, in its sole discretion, shall determine.

(j)

"Maximum Annual Employee Grant" means the maximum number of Shares with respect to which an Option or Options may be granted to any Employee in one taxable year of the Company as set forth in Section 5.

(k)	"Option Agreement" means any written agreement or document evidencing the grant of an option.

(l)	"Optionee" means an Employee who receives an Option.

(m)	"Outside Director" shall have the same meaning as defined or interpreted for purposes of Section 162(m) of the Code.

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(n)	"Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

(o)

"Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months as defined in Section 22 (e) (3) of the Code.

(p)	"Plan" means this 2002 Stock Option Plan of Integrated Pharmaceuticals, Inc., including any amendments made from time to time.

(q)	"Share" means one share of Common Stock of the Company.

(r)

"Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code, if such corporation, at the time of granting of an Option, owns stock possessing 50% or more of the total combined voting power of all classes of stock.

(s)

"Ten Percent Stockholder" means a prospective Optionee of the Company who, at the time an ISO is to be granted to such Optionee, owns (within the meaning of Section 422(b) (6) of the Code) Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

3. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board may, in its sole discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee.

The Board shall have authority in its discretion, subject to and not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Shares or Options at such time or times as it may choose; (b) determine the Employees to whom and the time or times at which Shares or Options shall be granted; (c) determine the type and size of each Option, including the number of Shares subject to the Option; (d) determine the fair market value of the Common Stock; (e) determine the exercise price per share of Options to be granted; (f) determine the terms and conditions of each Option; (g) to reduce the exercise price per share of the outstanding and unexercised Options; (h) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (i) waive compliance by a Participant (as defined in Section 6 hereof) with any obligations to be performed by the Participant under an Option and waive any term or condition of an Option; (j) amend or cancel an existing Option in whole or in part (and if an Option is canceled, grant another Option in its place on such terms as the Board shall specify), except that the Board may not, without the consent of the holder of an Option, take any action under this clause with respect to such Option if such action would adversely affect the rights of such holder; (k) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (l) adopt, amend and rescind rules and regulations for the administration of the Plan; and (m) interpret the Plan and decide all questions and settle all controversies and disputes that may arise in connection with the administration of the Plan. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

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4. Effective Date and Term of Plan. The Plan became effective on December 16, 2002 (the "Effective Date"). The increase in the number of shares covered by this Plan to 1,600,000 is effective as of August 28, 2004, provided that the Company's stockholders shall approve the increase in the size of the Plan within twelve (12) months of August 28, 2004. Options for more than a total of 1,200,000 shares may be granted prior to stockholder approval of the increase in the plan size, provided that such Options will be subject to such approval and will not be exercisable until such approval is granted. If the Company's stockholders do not approve the increase in the size of the Plan within the 12-month period, all Options granted under the Plan in excess of 1,200,000 shares shall terminate and be of no further force or effect.

The Plan shall terminate (i) when the total amount of Stock with respect to which Options may be granted shall have been issued the Options grated have been exercised, (ii) by action of the Board pursuant to Section 11 hereof, or (iii) ten (10) years after the Effective Date, whichever shall occur first.

No Options may be granted under the Plan after its termination, but Options previously granted may extend beyond that date.

5. Shares Subject to the Plan. Subject to Section 9.6 below, one million six hundred thousand (1,600,000) shares of Stock may be delivered under the Plan. If any Option terminates or expires without having been exercised in full, the number of shares of Stock as to which such Option was not exercised will be available for future grants.

Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

6. Eligibility and Participation. Employees (each an "Employee" and collectively the "Employees "), directors, advisors and consultants of the Company and the Company's parent and subsidiary corporations and others who may be in a position to contribute to the success of the Company or its parent or subsidiary corporations shall be eligible to receive Options and participate under the Plan (each a "Participant" and collectively the "Participants"), provided that Incentive Stock Options may only be granted to Employees of the Company and the Company's parent and subsidiary corporations and to directors who are also Employees. For the purposes of the Plan, a "parent corporation" means any corporation which owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company, as more particularly defined in Section 424(e) of the Code, and a "subsidiary corporation" means any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock, as more particularly defined in Section 424(f) of the Code.

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7. Grant of Options.

7.1.  Nature of Options. An Option is an agreement entitling the recipient on exercise thereof to purchase Stock at a specified exercise price. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan.

7.2. Exercise Price. The exercise price of an Option will be determined by the Board subject to the following:

(a) The exercise price of an Incentive Stock Option shall not be less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. The exercise price of a Nonqualified Stock Option may be less than, equal to, or greater than the fair market value per Share on the date of the grant.

(b) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

(c) The Board may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an Incentive Stock Option, only with the consent of the Participant.

7.3. Duration of Options. The period during which an Option may be exercised will be set forth in the Option Agreement, but in no event will an Option be exercisable in whole or in part (a) before the end of six (6) months following the date of the grant, (b) after the tenth anniversary (fifth anniversary, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Board at the time the Option was granted

7.4.  Exercise of Options.  Except as provided in Section 8, no Option may be exercised unless the Optionee is at the time of such exercise in the employ of the Corporation and shall have been continuously so employed since the granting of the Option.  An Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) any documents required by the Board and (b) payment in full in accordance with Section 7.5 below for the number of shares for which the Option is exercised. An Option may not be exercised for a fraction of a Share.

7.5.  Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows:

(a) By cash or check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company; or

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(b) If so permitted by the Board, in its sole discretion, by any one or more of the following:

(1)

by delivery of shares of Stock which have been outstanding for at least six (6) months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price;

(2)	by delivery of a promissory note of the Participant to the Company, payable on such terms as are specified by the Board;

(3)	by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price;

(4)	by the withholding of shares of Stock otherwise deliverable upon exercise which have a fair market value on the date of exercise at least equal to the exercise price; or

(5)	by any combination of the permissible forms of payment;

provided, however, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's personal check or promissory note.

7.6. $100,000 Limitation. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company and all of the Company's parent and subsidiary corporations) exceeds $100,000, such Options shall be deemed Nonstatutory (Nonqualified)  Stock Options.

7.7.  Discretionary Rate. If the market price of shares of Stock subject to an Option exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause, the Company to pay in cash to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

7.8. Notice to Participant and Option Agreement. Upon granting an Option, the Board shall notify the person to whom the Option shall be granted and shall deliver to such person a written instrument in accordance with Section 9.1. An award of an Option shall immediately expire if the person to whom the Board has decided to grant an Option shall not have (and no Option shall be exercisable unless and until such person has) signed the written instrument and returned it to the Company within thirty days after it has been delivered to such individual.

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8. Events Affecting Options.

8.1. Death or Disability. In case the Optionee’s employment or other relationship with the Company is terminated due to the death or permanent disability, each Option held by such Optionee immediately prior to death, to the extent then exercisable (except as otherwise provided by such Option, as amended), may be exercised by the Optionee’s executor or administrator or the person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution at any time within the period following the Participant's death or permanent disability (or such shorter or longer period as shall be provided in the Option, as amended), and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 8. An Option held by a Participant immediately prior to his or her death or permanent disability that is not then exercisable shall terminate at death or permanent disability, unless otherwise provided by such Option. In case of permanent disability an Optionee (or Beneficiary) may exercise Options within eighteen (18) months only to the extent to the right to exercise that would have accrued if the Optionee had been in Continuous Status of Employment for a period of twelve (12) months prior to discontinuance working due permanent disability.

8.2. Termination of Employment (Other than by Death or Disability). If an Optionee who is an Employee and/or a director ceases to be an Employee and/or a director for any reason other than death or disability, or if there is a termination (other than by reason of death or disability) of the relationship in respect of which a consultant, advisor or other party was granted an Option hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), each Option held by the Optionee that was not exercisable immediately prior to the Status Change shall terminate at the time of the Status change, unless otherwise provided in the Option. An Option that was exercisable immediately prior to the Status Change will continue to be exercisable for a period of three (3) months (or such shorter or longer period as may be provided in the Option, as amended), unless the Status Change results from a discharge for cause that, in the opinion of the Board, casts such discredit on the Optionee as to justify immediate termination of the Option. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 8. For purposes of this Section, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, (ii) a transfer of employment between the Company and a subsidiary, parent or affiliate corporation or (iii) a transfer of employment to a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies.

8.3. Certain Corporate Transactions. In the event of a consolidation or merger in which the Company is not the surviving corporation or a transaction that results in the acquisition of all or substantially all of the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert or a consolidation or a merger where the Company is the surviving corporation but the stockholders of the Company immediately prior to such consolidation or merger do not own after such consolidation or merger shares representing fifty percent (50%) of the voting power of the Company, or in the event of the sale or transfer of all or substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Options will terminate as of the effective date of the covered transaction, and the following rules, alone or in combination, shall apply:

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(a) The Board may, in its sole discretion, by providing therefor at the time of the grant of an Option or by taking appropriate action at any other time prior to the effective date of the covered transaction, make outstanding Options exercisable in full by removing any performance or other conditions to which an Option is subject (including conditions relating to the mere passage of time and continued employment), which will not have been satisfied at the time of the covered transaction.

(b) The Board may, in its sole discretion, cause the Company to pay in cash or in shares of Stock (at a price per share equal to the fair market value per share) to the Optionee an amount equal to the difference between the fair market value of the Stock that could have been purchased pursuant to the exercise of the Option determined on the date the Option is canceled and the aggregate exercise price that would have been paid had the Option been exercised on such date.

(c) With respect to an outstanding Option held by an Optionee who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in such transaction or a parent, subsidiary or affiliate corporation of such a corporation, the Board may, in its sole discretion, arrange to have such surviving or acquiring corporation (or parent, subsidiary or affiliate corporation) grant to the Optionee a replacement option which, in the judgment of the Board, is substantially equivalent to the Option.

9. General Provisions.

9.1. Documentation of Options. Options will be evidenced by such written instruments, if any, as may be prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Optionee and the Company.

9.2. Rights as a Stockholder. Dividend Equivalents. Except as specifically provided by the Plan, the receipt of an Option will not give an Optionee rights as a stockholder. An Optionee will obtain stockholder rights, subject to any limitations imposed by the Plan or the instrument evidencing the Option, only upon actual receipt of Stock. However, the Board may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Optionee’s Option had such Stock been outstanding. Without limitation, the Board may provide for payment to the Optionee of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Optionee.

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9.3. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restrictions from shares previously delivered under the Plan (a) until all conditions of the Option have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, including, without limitation, the Securities Act of 1933, as amended (the " Securities Act"), and the Securities Exchange Act of 1934, as amended, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

If an Option is exercised by the Optionee’s legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

9.4.  Tax Withholding. The Board will have the right to require an Optionee receiving Stock, an Option or Stock underlying an Option (or other appropriate person) to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements") arising in connection therewith, or to make other arrangements satisfactory to the Board. If and to the extent that such withholding is required, the Board may permit a Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

If at the time an Incentive Stock Option is exercised the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the Incentive Stock Option agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9.5. Nontransferability of Options. Unless otherwise determined by the Board and provided in the instrument evidencing the Option, the Option may not be transferred by an Optionee other than by will or by the laws of descent and distribution, and are exercisable, during a Participant's lifetime, only by such Optionee (or in the event of the Optionee’s incapacity, the person or persons legally appointed to act on the Optionee’s behalf)

9.6. Adjustments in the Event of Certain Transactions.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefore in money, services or property, after the effective date of the Plan, the Board will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

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(b) In any event referred to in Section 9.6(a), the Board will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Options then outstanding or subsequently granted, any exercise prices relating to Options and any other provision of Options affected by such change. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan.

9.7. Employment Rights, Etc. Neither the adoption of the Plan nor the grant of Options will confer upon any person any right to continued retention by the Company or any parent or subsidiary corporation of the Company as an Employee or otherwise, or affect in any way the right of the Company or any parent or subsidiary corporation of the Company to, terminate an employment, service or other relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Options granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or other relationship, even if the termination is in violation of an obligation of the Company (or any parent, subsidiary or affiliate corporation) to the Participant.

10. Restrictions on Stock. Stock granted hereunder or issuable upon exercise of an Option may be subject to restrictions and other agreements that the Company and the Participant may agree upon from time to time. Such restrictions and other agreements may be set forth in the instrument evidencing an Option or in a separate written agreement.

11. Effect, Discontinuance, Cancellation, Amendment and Termination. Neither the adoption of the Plan nor the grant of Stock or Options to a Participant will affect the Company's right to grant to such Participant Stock or options that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans of arrangements under which Stock may be issued to Employees. The Board may alter, amend, suspend or terminate the Plan, provided that no such action shall deprive a Optionee without his, her or its consent, of any Option granted pursuant to the Plan or any rights under such Option. Except as herein provided, no such action of the Board will, without the approval of the Company's stockholders, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify to grant Incentive Stock Options under Section 422 of the Code.

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